Exhibit 4

CERTIFICATE NO. MB __	___ SHARES
COMMON STOCK	See reverse side for certain definitions
CUSIP NO. 578321 10 1

MAYFLOWER BANCORP, INC.

ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

THIS CERTIFIES THAT:

[SPECIMEN]

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $1.00 PAR VALUE PER SHARE,

OF MAYFLOWER BANCORP, INC.

Transferable on the books of Mayflower Bancorp, Inc. (the “Corporation”) by the holder hereof in person or by his or her duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares of common stock represented hereby are issued and shall be held subject to the laws of the Commonwealth of Massachusetts and to the Articles of Organization and Bylaws of the Corporation, as in effect and as amended from time to time hereafter. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

The shares are not a deposit account and are not federally insured or guaranteed by the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, MAYFLOWER BANCORP, INC. has caused this Certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:	[SEAL]

Vice President and Treasurer		President

The Board of Directors of the Company is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this Certificate may not be cumulatively voted on any matter.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFTS MIN ACT -		custodian
				(Cust)		(Minor)
under Uniform Gifts to Minors Act
(State)

TEN ENT	-	as tenants by the entireties	UNIF TRF MIN ACT -		custodian (until age __)
(Cust)
under Uniform Transfers to Minors Act
			(Minor)			(State)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

                                                                                   shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint                                                                                                       , attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15